Exhibit 99.1



    Greatbatch, Inc. Reports First Quarter 2007 Results of 43 Cents per Share

            Quarterly Sales Reach All-time Record High of $77 million



    CLARENCE, N.Y.--(BUSINESS WIRE)--April 26, 2007--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported its results for the first quarter ended March 30, 2007.

    Business Highlights

    -- Total Company - record sales of $76.9 million, an increase of 13% compared to $68.1 million in 2006.



      -- Implantable Medical Components ("IMC") - record sales of
         $65.2 million, an increase of 13% compared to $57.6 million in 2006, driven by growth of ICD capacitors, feedthroughs and assembly products partially offset by a decrease in ICD battery sales.
      -- Electrochem Commercial Power ("ECP") - sales of $11.7 million, an increase of 11% compared to $10.5 million in 2006, driven by growth in oil & gas, pipeline inspection, and military products.


    -- Earnings per share increased by 54% to $0.43, inclusive of an $0.11 gain on the exchange of $118 million of convertible debentures.

    -- Final production run for Carson City plant is scheduled for June '07.

    -- Columbia, Maryland shutdown scheduled to be completed by the third quarter of 2007.

    -- Completed the acquisition of Biomec, Inc. for $11.4 million on April 3, 2007.

    --  ECP expansion on track for completion in mid - 2008.

    -- Completed the exchange of $118 million of the existing $170 million convertible subordinated debentures outstanding.
        Issued an additional $80 million of new convertible subordinated debentures and received cash of $74 million (net of fees and discount).

    -- Received commitments for a new revolving bank credit facility of $235 million with the ability to expand to $335 million.

    Commenting on the first quarter results, Thomas Hook, President & Chief Executive Officer, said: "I'm very pleased with the start to the new year. We achieved broad-based sales growth in our medical and commercial segments. Our Medical Power team did a great job in responding to the surge in ICD capacitor demand we experienced in the first quarter. On the commercial side, we continue to see double-digit growth rates due to market growth and share gains.

    "On a strategic front, we completed a number of important transactions in the first quarter that are key to fuel our continued growth. First, we successfully exchanged approximately 70% of our existing subordinated notes and concurrently issued an additional $80 million of new convertible debentures. Second, we have received commitments to replace our existing revolving credit line with a new $235 million facility, which combined with our existing cash and investments, gives us over $400 million of cost-effective liquidity to fund our organic and in-organic growth strategies. The exchange offering and the 2nd quarter sale of an investment, combined with operations as planned have allowed us to increase our guidance for the year.

    "In April we completed the acquisition of Biomec, Inc., a medical device design and engineering company, located in Cleveland, Ohio. With the addition of Biomec we are now in position to offer our customers a suite of value add services that include system design and integration, rapid prototyping and assembly services," Hook concluded.

    1st Quarter Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the first quarters of 2007 and 2006 (in thousands):



                                             2007      2006       %
Business Unit/Product Lines                1st Qtr.  1st Qtr.  Change
----------------------------------------------------------------------
Implantable Medical Components:
       ICD Batteries                        $11,651   $12,679      -8%
       Pacemaker & Other Batteries            5,845     5,787      +1%
       ICD Capacitors                         8,514     3,568    +139%
       Feedthroughs                          18,393    16,288     +13%
       Enclosures                             5,706     6,340     -10%
       Other Medical                         15,087    12,918     +17%
                                           --------- ---------
Total Implantable Medical Components         65,196    57,580     +13%
Electrochem Commercial Power                 11,664    10,527     +11%
                                           --------- ---------
    Total Sales                             $76,860   $68,107     +13%
                                           ========= =========


    1st Quarter Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statements of operations for the first quarters in 2007 and 2006 (in thousands):



                                          2007       2006        %
                                         1st Qtr.  1st Qtr.   Change
----------------------------------------------------------------------
Cost of Sales                             $48,236   $40,473       +19%
Cost of Sales as % of Sales                  62.8%     59.4%

SG&A Expenses                             $10,033    $9,015       +11%
SG&A Expenses as % of Sales                  13.1%     13.2%

RD&E Expenses, net                         $6,452    $5,898        +9%
RD&E Expenses, net as % of Sales              8.4%      8.7%

Operating Income                          $10,606   $10,052        +6%
Operating Margin                             13.8%     14.8%

Effective Tax Rate                           32.5%     34.5%


    The cost of sales percentage increased from last year due to unfavorable product mix and lower ICD battery production volume in the current quarter.

    The increase in SG&A expenses is primarily due to legal fees, non-cash directors' fees, executive transition costs and sales & marketing costs.

    The increase in net RD&E expenses is primarily due to a planned increase in spending on new development programs.

    The other operating expense in the current quarter consists of:



-- Carson City and Columbia closures/relocations      $ 1.7 million
-- ECP building expansion                             $ 0.1 million
-- Asset dispositions and other                      ($ 0.3) million


    As a result of an estimated increase in R&D tax credits and the Qualified Production Activities Deduction for 2007, the effective tax rate for 2007 is now expected to be approximately 32.5%.

    Full-Year 2007 Financial Guidance

    Our GAAP EPS guidance for 2007 has been increased by $0.24 to include the following:

    1) Gain on exchange of converts - $0.11; 2) 2nd quarter gain on sale of investment - $0.11; 3) Favorable tax rate change - $0.04; 4) Net interest expense - ($0.04); and 5) EPS impact of converts $0.02



                                   Current              Previous
----------------------------------------------------------------------
Sales (000's)                $295,000 - $305,000  $295,000 - $305,000

GAAP EPS (1)(4)                    $1.40 - $1.46        $1.16 - $1.22
EPS - adjusted (1)(2)(3)(4)        $1.41 - $1.48        $1.28 - $1.35

Diluted weighted average
 shares outstanding (000's)               24,500               26,000
Effective tax rate                          32.5%        less than 35%
Capital spending (000's) (5)   $35,000 - $45,000    $35,000 - $45,000


    (1) Includes the impact of stock-based compensation under FAS123(R) of $0.12 to $0.15.

    (2) Excludes plant relocation/asset dispositions of $0.10 to $0.13.

    Includes continued excess capacity costs associated with delayed closure of filtered feedthrough facility.

    (3) Excludes gain on exchange of debentures of $0.11.

    (4) Current guidance includes $0.11 gain on sale of investment realized in Q2 2007.

    (5) Includes expansion of commercial power facility of approximately $20 million.



Table A: GAAP EPS Reconciliation
                                                   2007       2006
                                                  1st Qtr.   1st Qtr.
   -------------------------------------------------------------------
   GAAP EPS:                                         $0.43      $0.28

   Carson City facility closure/relocation            0.01       0.03
   Columbia facility closure/relocation               0.03       0.02
   Medical Power closure/relocation                      -       0.01
   ECP building expansion                             0.01          -
   Asset dispositions and other                      (0.01)      0.01
                                                 ---------- ----------
      Sub-total other operating expense               0.04       0.07

   Gain on exchange of debentures                    (0.11)       ---
                                                 ---------- ----------
   EPS - adjusted (1)                                $0.36      $0.35
                                                 ========== ==========
   Diluted weighted average shares outstanding
    (000's)                                         26,500     26,100
                                                 ========== ==========


(1) Includes stock-based compensation $0.04 in Q1 2007 and $0.03 in Q1
 2006.




Table B: Operating Income Reconciliation (in thousands):
                                                    2007       2006
                                                   1st Qtr.  1st Qtr.
----------------------------------------------------------------------
Operating Income as reported:                       $10,606   $10,052

Carson City facility closure/relocation                 386     1,228
Columbia facility closure/relocation                  1,303       922
Medical power facility closure/relocation                 -       515
ECP building expansion                                  137         -
Asset dispositions & other                             (293)        4
                                                  ---------- ---------
   Sub-total other operating expense                  1,533     2,669
                                                  ---------- ---------
   Operating income - adjusted                      $12,139   $12,721
                                                  ========== =========
   Operating margin - adjusted                         15.8%     18.7%
                                                  ========== =========


    Conference Call

    The Company will host a conference call on Friday, April 27, 2007 at 8:00 a.m. E.T. to discuss its quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com. An audio replay will also be available beginning from 11:00 a.m. E.T. on April 27, 2007 until May 4, 2007. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 31168389.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.



                           GREATBATCH, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited
               (In thousands except per share amounts)
----------------------------------------------------------------------

                                                   Three months ended
                                                   March 30, March 31,
                                                     2007      2006
                                                   --------- ---------

Sales                                              $ 76,860  $ 68,107
Cost and expenses:
Cost of sales - excluding amortization of
 intangible assets                                   47,287    39,515
Cost of sales - amortization of intangible assets       949       958
Selling, general and administrative expenses         10,033     9,015
Research, development and engineering costs, net      6,452     5,898
Other operating expense, net                          1,533     2,669
                                                   --------- ---------
    Operating income                                 10,606    10,052
Interest expense                                      1,144     1,135
Interest income                                      (1,856)   (1,192)
Gain on extinguishment of debt                       (4,473)        -
Other income, net                                       (16)      (44)
                                                   --------- ---------
    Income before provision for income taxes         15,807    10,153
Provision for income taxes                            5,138     3,503
                                                   --------- ---------
    Net income                                     $ 10,669  $  6,650
                                                   ========= =========

Earnings per share:
    Basic                                          $   0.48  $   0.31
    Diluted                                        $   0.43  $   0.28

Weighted average shares outstanding:
    Basic                                            22,000    21,700
    Diluted                                          26,500    26,100




                           GREATBATCH, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS - Unaudited
                            (In thousands)

ASSETS                                        March 30,   December 29,
                                                2007         2006
                                             -----------  ------------
Current assets:
  Cash and cash equivalents                  $  147,128   $    71,147
  Short-term investments                         78,614        71,416
  Accounts receivable, net                       38,505        31,285
  Inventories                                    54,483        57,667
  Refundable income taxes                             -         1,569
  Deferred income taxes                           6,021         5,899
  Prepaid expenses and other current assets       1,523         2,343
                                             -----------  ------------
          Total current assets                  326,274       241,326

Property, plant, and equipment, net              89,674        91,869
Intangible assets, net                           55,382        56,330
Goodwill                                        155,039       155,039
Other assets                                      6,159         3,263
                                             -----------  ------------
Total assets                                 $  632,528   $   547,827
                                             ===========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $   19,161   $    12,657
  Accrued expenses and other current
   liabilities                                   32,373        29,618
                                             -----------  ------------
           Total current liabilities             51,534        42,275

Convertible subordinated notes                  240,111       170,000
Deferred income taxes                            25,490        35,859
                                             -----------  ------------
           Total liabilities                    317,135       248,134
                                             -----------  ------------

Stockholders' equity:
  Preferred stock                                     -             -
  Common stock                                       22            22
  Additional paid-in capital                    232,239       227,187
  Treasury stock                                      -          (205)
  Retained earnings                              79,834        69,165
  Accumulated other comprehensive income          3,298         3,524
                                             -----------  ------------
           Total stockholders' equity           315,393       299,693
                                             -----------  ------------
Total liabilities and stockholders' equity   $  632,528   $   547,827
                                             ===========  ============




    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             Treasurer and Director, Investor Relations tborowicz@greatbatch.com